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                                                                   Exhibit 99.11


PROXY
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                            MOUNTAIN VIEW, CA 94043


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark Leslie and Jay Jones, or either of them, as proxies each with full powers of substitution, and hereby authorizes them to represents and to vote, as designated below, all shares of common stock of VERITAS Software Corporation ("VERITAS") held of record by the undersigned on April 20, 1999, at the special meeting of stockholders of VERITAS to be held on May 27, 1999, and at any adjournment or postponement thereof.

     This proxy, when properly executed and returned in a timely manner, will be voted at this special meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1-6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN.

              CONTINUE AND TO BE SIGNED AND DATED ON REVERSE SIDE



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This proxy is solicited on behalf of the Board of Directors of VERITAS. The
Board of Directors unanimously recommends that you vote FOR Proposals 1-6.

                                                               Please mark
                                                               your votes as
                                                               indicated in  [X]
                                                               this example.


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                        BY USING THE ENCLOSED ENVELOPE.

1.   Merge VERITAS Software Corporation with a            FOR  AGAINST  ABSTAIN
     subsidiary of a newly-formed holding company to      [ ]    [ ]      [ ]
     which Seagate Technology, Inc. and Seagate
     Software, Inc. will have contributed their Network
     & Storage Management Group business (the "NSMG combination") including the issuance of stock options to the employees of the Network & Storage
     Management Group business who exchange their Seagate Software stock options in the NSMG combination.

2.   Amendment to the VERITAS Software Corporation         FOR  AGAINST  ABSTAIN
     certificate of incorporation to create a new class    [ ]    [ ]      [ ]
     of stock called Special Voting Stock and to authorize one share of Special Voting Stock.

3.   Amendment to the VERITAS Software Corporation         FOR  AGAINST  ABSTAIN
     certificate of incorporation to increase the number   [ ]    [ ]      [ ]
     of authorized shares of common stock from 75,000,000 to 500,000,000.

4.   Amendment to the VERITAS Software Corporation         FOR  AGAINST  ABSTAIN
     1993 Employee Stock Purchase Plan to increase the     [ ]    [ ]      [ ]
     number of shares reserved for issuance thereunder from 2,250,000 to 4,000,000, provide for the automatic annual increase in the number of shares reserved for issuance thereunder in an amount equal to 1% of the aggregate VERITAS common stock outstanding and add an additional offering period if the NSMG combination is consummated before August 16, 1999.

5.   Amendment to the VERITAS Software Corporation         FOR  AGAINST  ABSTAIN
     1993 Equity Incentive Plan to increase the number     [ ]    [ ]     [ ]
     of shares reserved for issuance thereunder from 9,225,000 to 16,000,000.

6.   Amendment to the VERITAS Software Corporation         FOR  AGAINST  ABSTAIN
     1993 Equity Incentive Plan to provide for the         [ ]    [ ]      [ ]
     automatic increase in the number of shares reserved for issuance thereunder in an amount equal to 4.5% of the aggregate VERITAS common stock outstanding.


Signature(s)____________________________________ Date:______________, 1999

This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

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